Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Variable Insurance Trust of our reports dated February 17, 2017, relating to the financial statements and financial highlights, which appears in PIMCO Total Return Portfolio’s, PIMCO Foreign Bond (U.S. Dollar-Hedged) Portfolio’s, PIMCO Global Bond Portfolio (Unhedged)’s, PIMCO High Yield Portfolio’s, PIMCO Short-Term Portfolio’s, PIMCO Low Duration Portfolio’s, PIMCO Long-Term U.S. Government Portfolio’s, PIMCO Real Return Portfolio’s, PIMCO Emerging Markets Bond Portfolio’s, PIMCO CommodityRealReturn® Strategy Portfolio’s, PIMCO All Asset Portfolio’s, PIMCO Foreign Bond Portfolio (Unhedged)’s, PIMCO Global Multi-Asset Managed Allocation Portfolio’s, PIMCO Global Core Bond (Hedged) Portfolio’s, PIMCO Unconstrained Bond Portfolio’s, PIMCO Balanced Allocation Portfolio’s, PIMCO All Asset All Authority Portfolio’s, and PIMCO Global Diversified Allocation Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2016 and PIMCO Income Portfolio’s Annual Report on Form N-CSR for the period from April 29, 2016 (commencement of operations) through December 31, 2016. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

April 28, 2017